EXHIBIT 99.1

ANADIGICS ANNOUNCES THAT ITS BOARD OF DIRECTORS HAS DECLARED
A COMPETING BIDDER'S PROPOSAL TO ACQUIRE THE COMPANY AT A
PRICE OF $0.78 PER SHARE CONSTITUTES A "SUPERIOR OFFER"

WARREN, N.J., February 17, 2016 — ANADIGICS, Inc. (Nasdaq: ANAD) (“ANADIGICS” or the “Company”) today announced that, on February 16, 2016, the competing bidder that has been identified in the Company's prior announcements as "Party B" delivered to the Company a further set of amendments to its January 21, 2016 unsolicited offer letter and proposed merger agreement and certain related agreements (collectively, the "February 16, 2016 Party B Proposed Merger Agreement"). Through the February 16, 2016 Party B Proposed Merger Agreement, Party B has offered, subject to the terms thereof, to acquire all of the outstanding shares of ANADIGICS common stock on a fully-diluted basis for $0.78 per share net in cash, pursuant to an all-cash one-step merger. To protect the Company and its stockholders in the event the closing of the proposed merger transaction with Party B does not close in a timely manner or at all as a result of the review process to be conducted by the Committee on Foreign Investment in the United States, the February 16, 2016 Party B Proposed Merger Agreement provides, among other things, that, under certain circumstances identified therein, Party B will make a loan available to the Company and/or pay to the Company a reverse termination fee. By its terms, the offer contained in the February 16, 2016 Party B Proposed Merger Agreement expires on February 23, 2016.

The Company's Board of Directors, after consultation with its financial and legal advisors, has unanimously determined in good faith that the February 16, 2016 Party B Proposed Merger Agreement is an Acquisition Proposal that constitutes a Superior Offer, as those terms are defined in the previously announced January 15, 2016 agreement and plan of merger pursuant to which an affiliate of II-VI has offered to acquire all of the outstanding shares of ANADIGICS common stock on a fully diluted basis for $0.66 per share net in cash, pursuant to an all-cash tender offer and second-step merger (the "II-VI Merger Agreement").

In accordance with the terms of the II-VI Merger Agreement, the Company has notified II-VI of the February 16, 2016 Party B Proposed Merger Agreement and the determination by the Company's Board of Directors that said Acquisition Proposal constitutes a Superior Offer, as defined in the II-VI Merger Agreement. As provided in the II-VI Merger Agreement, II-VI has three (3) business days in which to deliver to the Company an acquisition proposal that would cause the February 16, 2016 Party B Proposed Merger Agreement to no longer constitute a Superior Offer.

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About ANADIGICS, Inc.

ANADIGICS, Inc. (NASDAQ: ANAD) (“ANADIGICS” or the “Company”) designs and manufactures innovative radio frequency (RF) solutions for the growing CATV infrastructure, small-cell, WiFi, and cellular markets. Headquartered in Warren, NJ, ANADIGICS offers RF products with exceptional reliability, performance and integration to deliver a unique competitive advantage to OEMs and ODMs for infrastructure and mobile applications. The Company’s award-winning solutions include line amplifiers, upstream amplifiers, power amplifiers, front-end ICs, front-end modules and other RF components. For more information, visit www.anadigics.com.

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", "goal," "objective," "plan" or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. Further, all statements, other than statements of historical fact, are statements that could be deemed forward-looking statements.  We assume no obligation and do not intend to update these forward-looking statements, except as may be required by law. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and those discussed elsewhere herein.

Investor Relations

Terrence Gallagher

Executive Vice President and CFO

ANADIGICS, Inc.

141 Mt. Bethel Road

Warren, NJ 07059

Tel: +1 908 668-5000

E-mail: tgallagher@anadigics.com